Exhibit 99.1

News	AmSouth Bancorporation
Release	Post Office Box 11007
Birmingham, Alabama 35288

FOR IMMEDIATE RELEASE

Contact:	(Investment Community)	List Underwood	(205) 801-0265
	(News Media)	Rick Swagler	(205) 801-0105

To hear a webcast of the conference call with analysts at 2 p.m. CDT, April 19, 2005, go to www.amsouth.com and click on the webcast link under “Message Center.” For supplemental financial information about the first quarter results, visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com/irrc.

AmSouth Reports Record First Quarter 2005 Earnings

BIRMINGHAM, Ala., April 19, 2005 – AmSouth Bancorporation (NYSE: ASO) today reported record earnings for the first quarter ended March 31, 2005, of $.50 per diluted share, compared to $.45 per diluted share reported for the first quarter of 2004. Net income for the first quarter of 2005 was $178.6 million versus $160.1 million for the same period in 2004, an increase of 11.6 percent.

This first quarter performance resulted in an increased return on average equity of 20.5 percent, a higher return on average assets of 1.44 percent, and an improved efficiency ratio of 52.7 percent.

“AmSouth’s record first quarter performance reflects strong, broad-based growth in loans and even stronger growth in deposits,” said Dowd Ritter, AmSouth’s chairman, president and chief executive officer. “We are capitalizing on disruption caused by other banks’ mergers in many of our largest markets and we expect to continue to take advantage of those opportunities.”

Net interest income was $379.7 million in the first quarter, a 5.6 percent increase compared with the same quarter in 2004. The net interest margin in the first quarter was 3.45 percent, which is an 11 basis point decline compared with the same period in 2004, but it has been stable for the past four quarters. The increase in net interest income reflects strong growth in average loans of $3.5 billion, an 11.8 percent increase over the same quarter in

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2004. Average deposits grew by $4.2 billion, or 13.9 percent during the same period, led by the low cost category, which grew by $3.6 billion, or 17.9 percent.

Noninterest revenue, which includes earnings from service charges, trust, investment management services, securities gains and other sources of fee income, was $215.4 million for the quarter. Interchange income increased 29.9 percent compared with the first quarter of 2004, and trust income rose 5.1 percent compared with the previous year. Loan sales and a variety of other items also contributed to noninterest revenues during the quarter. Disciplined expense control resulted in noninterest expenses in the first quarter of $319.5 million, a decline of 0.9 percent compared with the previous year.

Net charge-offs were 0.23 percent of average net loans in the first quarter, declining 18 basis points compared with the fourth quarter of 2004. The ratio of loan loss reserves to total loans was 1.11 percent at March 31, 2005. The loan loss provision exceeded net charge-offs by $1.5 million in the quarter.

Total nonperforming assets at March 31, 2005, were $112.7 million, or 0.34 percent of loans net of unearned income, foreclosed properties and repossessions, compared to $110.6 million, or 0.34 percent, in the previous quarter.

For supplemental financial information about the first quarter results, please refer to the Form 8-K filed by AmSouth with the Securities and Exchange Commission on April 19, 2005, or visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com.

About AmSouth

AmSouth is a regional bank holding company with $50 billion in assets, more than 685 branch banking offices and 1,240 ATMs. AmSouth operates in Florida, Tennessee, Alabama, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, annuity and mutual fund sales, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Forward Looking Statements

Statements in this press release that are not purely historical are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995), including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to

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differ materially from those described in the forward-looking statements. Factors which could cause results to differ materially from current management expectations include, but are not limited to: the effects of regulatory agreements on AmSouth’s branch expansion plan; the execution of AmSouth’s strategic initiatives; legislation and regulation; general economic conditions, especially in the Southeast; the performance of the stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; prepayment speeds within the loan and investment security portfolios; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition, including a continued consolidation in the financial services industry; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in consumer spending and saving habits; technological changes; the growth and profitability of AmSouth’s mortgage banking business, including mortgage-related income and fees, being less than expected; adverse changes in the financial performance and/or condition of AmSouth’s borrowers which could impact the repayment of such borrowers’ loans; changes in accounting and tax principles, policies or guidelines and in tax laws; other economic, competitive, governmental and regulatory factors affecting AmSouth’s operations, products, services and prices; the effects of weather and natural disasters, such as hurricanes; unexpected judicial actions and developments; results of investigations, examinations, and reviews of regulatory and law enforcement authorities; the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries; the impact on AmSouth’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; any specific factors mentioned above in the text of this press release; and AmSouth’s success at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands, except per share data)

EARNINGS SUMMARY

	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2005	2004					2004 December 31	2003 December 31
	March 31	December 31	September 30	June 30	March 31
Net interest income	$379,748	$379,212	$375,906	$361,410	$359,497	5.6%	$1,476,025	$1,414,635	4.3%
Provision for loan losses	20,600	44,250	28,800	26,600	28,100	(26.7)%	127,750	173,700	(26.5)%

Net interest income after provision	359,148	334,962	347,106	334,810	331,397	8.4%	1,348,275	1,240,935	8.6%
Noninterest revenues	215,436	380,289	213,171	218,252	220,430	(2.3)%	1,032,142	855,778	20.6%
Noninterest expenses	319,517	460,416	362,478	311,770	322,274	(0.9)%	1,456,938	1,205,577	20.8%

Income before income taxes	255,067	254,835	197,799	241,292	229,553	11.1%	923,479	891,136	3.6%
Income taxes	76,422	77,978	78,220	74,329	69,454	10.0%	299,981	265,015	13.2%

Net income	$178,645	$176,857	$119,579	$166,963	$160,099	11.6%	$623,498	$626,121	(0.4)%

Earnings per common share - basic (a)	$0.50	$0.50	$0.34	$0.47	$0.46	8.7%	$1.77	$1.79	(1.1)%
Earnings per common share - diluted (a)	0.50	0.49	0.33	0.47	0.45	11.1%	1.74	1.77	(1.7)%
Average common shares outstanding - basic	354,299	355,072	352,838	351,602	351,196		352,684	350,237
Average common shares outstanding - diluted	358,812	360,286	358,272	356,314	356,908		357,952	354,308
End of period common shares outstanding	353,051	356,310	354,635	353,414	352,904		356,310	351,891

KEY PERFORMANCE RATIOS

	Three Months Ended						YTD
	2005	2004					2004 December 31	2003 December 31
	March 31	December 31	September 30	June 30	March 31
Average shareholders’ equity to average total assets	7.04%	7.05%	6.87%	6.92%	7.09%		6.98%	7.30%
End of period shareholders’ equity to end of period total assets	6.98	7.20	6.94	6.82	7.11		7.20	7.08
Loans net of unearned income to total deposits	94.82	95.82	101.83	97.55	94.77		95.82	96.38
Return on average assets (annualized) (a)	1.44	1.42	0.98	1.41	1.40		1.30	1.47
Return on average shareholders’ equity (annualized) (a)	20.48	20.15	14.20	20.31	19.76		18.60	20.08
Book value per common share	$9.89	$10.02	$9.73	$9.32	$9.56		$10.02	$9.18
Tangible book value per common share	$9.04	$9.17	$8.88	$8.46	$8.71		$9.17	$8.32
Net interest margin - taxable equivalent	3.45%	3.43%	3.44%	3.44%	3.56%		3.47%	3.78%
Efficiency ratio (a)	52.72	59.77	60.44	52.83	54.57		57.12	52.08

(a)	Ratios and earnings per share as adjusted for the third quarter 2004 settlement agreement and related professional fees are provided in the following table. These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.

	2004
	Three Months Ended September 30	YTD December 31
Earnings per common share - basic, GAAP basis	0.34	1.77
Adjustment for settlement agreement and related professional fees	0.15	0.15

Earnings per common share - basic, as adjusted	0.49	1.92

Earnings per common share - diluted, GAAP basis	0.33	1.74
Adjustment for settlement agreement and related professional fees	0.15	0.15

Earnings per common share - diluted, as adjusted	0.48	1.89

Return on average assets (annualized), GAAP basis	0.98%	1.30%
Adjustment for settlement agreement and related professional fees	0.42%	0.11%

Return on average assets (annualized), as adjusted	1.40%	1.41%

Return on average shareholders’ equity (annualized), GAAP basis	14.20%	18.60%
Adjustment for settlement agreement and related professional fees	6.23%	1.57%

Return on average shareholders’ equity (annualized), as adjusted	20.43%	20.17%

Efficiency ratio, GAAP basis	60.44%	57.12%
Adjustment for settlement agreement and related professional fees	(9.00)%	(2.12)%

Efficiency ratio, as adjusted	51.44%	55.00%

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

BALANCE SHEET INFORMATION

AVERAGE BALANCES

	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	2005	2004					2004 December 31	2003 December 31
	March 31	December 31	September 30	June 30	March 31
Loans net of unearned income	$33,208,549	$32,525,563	$32,079,701	$30,633,629	$29,705,743	11.8%	$31,241,987	$28,511,159	9.6%
Total investment securities *	12,530,581	12,413,850	12,374,084	12,488,887	11,779,479	6.4%	12,264,785	9,812,306	25.0%
Interest-earning assets *	45,928,699	45,224,572	44,684,992	43,500,751	41,771,105	10.0%	43,801,691	38,598,165	13.5%
Total assets	50,296,110	49,535,521	48,786,314	47,742,291	45,953,093	9.5%	48,010,625	42,730,516	12.4%
Noninterest-bearing deposits	7,225,621	6,978,442	6,643,642	6,516,977	6,103,216	18.4%	6,561,938	5,486,016	19.6%
Interest-bearing deposits**	27,486,980	26,344,499	25,735,595	25,337,923	24,381,234	12.7%	25,453,038	23,096,600	10.2%
Total deposits**	34,712,601	33,322,941	32,379,237	31,854,900	30,484,450	13.9%	32,014,976	28,582,616	12.0%
Shareholders’ equity	3,538,378	3,491,181	3,350,323	3,305,636	3,258,359	8.6%	3,351,754	3,117,362	7.5%

*	Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.
**	Statement 133 valuation adjustments related to time deposits and other interest-bearing liabilities are included in other liabilities.

BALANCE SHEET INFORMATION

ENDING BALANCES

	2005	2004				Percent Change Versus Prior Year
	March 31	December 31	September 30	June 30	March 31
Loans net of unearned income	$33,025,437	$32,801,337	$32,502,221	$31,351,497	$29,893,723	10.5%
Total investment securities *	12,685,902	12,510,959	12,572,341	12,716,413	12,426,033	2.1%
Interest-earning assets *	45,930,052	45,453,601	45,379,714	44,439,782	43,253,884	6.2%
Total assets	50,011,458	49,548,371	49,687,862	48,295,813	47,414,968	5.5%
Noninterest-bearing deposits	7,500,430	7,182,806	6,798,077	6,636,325	6,544,028	14.6%
Interest-bearing deposits	27,328,090	27,049,973	25,121,339	25,502,919	25,000,664	9.3%
Total deposits	34,828,520	34,232,779	31,919,416	32,139,244	31,544,692	10.4%
Shareholders’ equity	3,491,722	3,568,841	3,450,558	3,295,478	3,372,349	3.5%

*	Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.

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AmSouth Bancorporation

SUMMARY FINANCIAL INFORMATION

($ in thousands)

NONPERFORMING ASSETS

	2005	2004
	March 31	December 31	September 30	June 30	March 31
Nonaccrual loans*	$87,255	$88,488	$92,958	$102,670	$102,904
Foreclosed properties	23,258	19,609	23,043	29,586	29,291
Repossessions	2,208	2,498	3,231	3,295	3,733

Total nonperforming assets*	$112,721	$110,595	$119,232	$135,551	$135,928

Nonperforming assets to loans net of unearned income, foreclosed properties and repossessions	0.34%	0.34%	0.37%	0.43%	0.45%

Accruing loans 90 days past due	$50,718	$51,117	$63,727	$52,972	$58,195

* Exclusive of accruing loans 90 days past due

ALLOWANCE FOR LOAN LOSSES

	2005	2004
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Balance at beginning of period	$366,774	$381,255	$382,482	$382,450	$384,124
Loans charged off	(29,679)	(44,277)	(39,799)	(38,202)	(44,412)
Recoveries of loans previously charged off	10,598	11,146	11,062	11,634	16,406

Net Charge-offs	(19,081)	(33,131)	(28,737)	(26,568)	(28,006)
Addition to allowance charged to expense	20,600	44,250	28,800	26,600	28,100
Reduction of allowance related to sold loans	(1,457)	(25,600)	(1,290)	—	(1,768)

Balance at end of period	$366,836	$366,774	$381,255	$382,482	$382,450

Allowance for loan losses to loans net of unearned income	1.11%	1.12%	1.17%	1.22%	1.28%
Net charge-offs to average loans net of unearned income *	0.23%	0.41%	0.36%	0.35%	0.38%
Allowance for loan losses to nonperforming loans**	420.42%	414.49%	410.14%	372.54%	371.66%
Allowance for loan losses to nonperforming assets**	325.44%	331.64%	319.76%	282.17%	281.36%

*	Annualized
**	Exclusive of accruing loans 90 days past due

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AmSouth Bancorporation

RECONCILIATION OF GAAP AMOUNTS TO ADJUSTED AMOUNTS

($ in thousands, except per share data)

	Three Months Ended September 30, 2004
	Income Before Income Taxes	Net Income	Earnings per common share	Earnings per common share - diluted
Results as reported on a GAAP basis	$197,799	$119,579	$0.34	$0.33
Costs incurred under settlement agreement and related professional fees*	53,972	52,443	0.15	0.15

Results as adjusted	$251,771	$172,022	$0.49	$0.48

	Year Ended December 31, 2004
	Income Before Income Taxes	Net Income	Earnings per common share	Earnings per common share - diluted
Results as reported on a GAAP basis	$923,479	$623,498	$1.77	$1.74
Costs incurred under settlement agreement and related professional fees*	53,972	52,443	0.15	0.15

Results as adjusted	$977,451	$675,941	$1.92	$1.89

*	These expenses represent matters which management believes are not indicative of AmSouth’s legal and regulatory affairs arising in the normal course of business.